Exhibit 99.1

Aphton Files Registration Statement

Miami, FL—June 30, 2003—Aphton Corporation (Nasdaq: APHT) announced today that it has filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission pursuant to Rule 415 under the Securities Act of 1933, as amended. The registration statement has not yet been declared effective.

The registration statement relates to the possible resale of shares by the security holder named in the registration statement. The shares of common stock covered by the registration statement may be issued as a result of the conversion of a senior convertible note, as interest shares on this note and upon exercise of a warrant held by the security holder. The note and the warrant were originally issued to the security holder in a private placement transaction executed on June 18, 2003. The registration statement was filed pursuant to a registration rights agreement entered into in connection with such transaction. As of June 30, 2003, neither the note nor the warrant has been converted or exercised by the security holder. If the security holder chooses to convert the note or exercise the warrant, if at all, the shares of common stock issued to them as a result of the conversion or exercise can be sold under the prospectus contained in the registration statement. The number of shares that may actually be sold by the security holder will be determined by the security holder who may sell some, all or none of these shares. Aphton will not receive any of the proceeds from the sale of the shares of our common stock offered through the registration statement and prospectus, although Aphton may receive proceeds from the exercise of the warrant.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Aphton Corporation is a biopharmaceutical company, developing products using its innovative targeted immunotherapy technology for neutralizing hormones that participate in gastrointestinal system and reproductive system cancer and non-cancer diseases. Aphton has strategic alliances with Aventis Pasteur for treating gastrointestinal system and other cancers with G17DT in North America and Europe; GlaxoSmithKline for reproductive system cancer and non-cancer diseases worldwide; and others.

Except for the historical information herein, the matters discussed herein are forward-looking statements that involve a number of risks and uncertainties and are not a guarantee of future performance. Future results may vary significantly based on a number of factors including, but not limited to, intellectual property risks, risks in regulatory and market acceptance of new products and continuing demand for same, the impact of competitive products and pricing, changing economic conditions and other risk factors that are inherent in the drug development process and the company’s business including those set forth in Aphton’s filings with the Securities and Exchange Commission. It is not possible to predict or identify all such risk factors that could cause actual results to differ from expected or historical results. The company’s actual results could differ from these forward-looking statements and the company undertakes no obligation to update publicly any forward-looking statement.